Exhibit 99.1

Overview

This disclosure of mid-year summary stress test results is required by regulations adopted by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) implementing the requirements of Section 165(i)(2) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The following results reflect pro forma capital ratios, select Income Statement line items, and other related information for Regions Financial Corporation (“Regions” or “Company”) and Regions Bank as a result of the impact estimated by Regions under the Company’s internally-developed severely adverse scenario. The results include a prescribed set of capital actions as defined by the Dodd-Frank Act and may not necessarily represent the actual capital actions taken by Regions should a similar adverse economic scenario occur.

Unlike the annual Dodd-Frank Act Stress Test (“DFAST”), which was based upon a severely adverse scenario developed by the Federal Reserve, the mid-year DFAST is based solely upon macroeconomic assumptions developed by each bank subject to 12 CFR 252.148. Regions’ mid-year severely adverse scenario is developed to appropriately stress macroeconomic conditions while considering idiosyncratic risks of the Company as of March 31, 2015. Therefore, these results are not necessarily comparable to the annual DFAST disclosure of stress tests results released by Regions on March 5, 2015. The mid-year DFAST is not part of the annual Comprehensive Capital Analysis and Review (“CCAR”) process and accordingly, no objection or non-objection will be provided by the Federal Reserve Board with respect to these results.

Mid-Year Dodd-Frank Stress Test - Regions Financial Corporation

Regions’ Severely Adverse Scenario

Pursuant to regulatory guidance for the mid-year DFAST, Regions is required to develop scenarios to appropriately stress the idiosyncratic risks of the Company. Given that Regions’ core businesses consist of traditional banking activities, the Company is most exposed to scenarios that stress the overall health of the broader economy, with particular emphasis on the southeastern U.S. markets given its geographic footprint. Regions’ severely adverse scenario is characterized by a substantial weakening in the U.S. economy. This scenario does not represent expected conditions, but rather is a hypothetical path of economic variables that are used to assess the strength of Regions and its capital base in a severely adverse economic environment. Specifically, the impact of this macroeconomic scenario can be best illustrated through key economic factors such as the level of interest rates, home prices and unemployment. These key economic variables are produced at the national level, as well as for states within our footprint. The table below details key variables used in the Company’s severely adverse scenario.

For purposes of the table below, the period forecasted includes 2Q 2015 through 2Q 2017 where PQ1 represents 2Q 2015 and PQ9 represents 2Q 2017.

Projected Economic Variables through Q2 2017 in Regions' Severely Adverse Scenario

%	PQ1	PQ2	PQ3	PQ4	PQ5	PQ6	PQ7	PQ8	PQ9
Annual Gross Domestic Product ("GDP")	(1.3)	(5.2)	(5.0)	(3.3)	(0.9)	1.8	3.1	4.3	3.5
Annual Consumer Price Index ("CPI")	(2.9)	(3.7)	(4.0)	(2.6)	0.1	1.2	2.4	2.8	2.8
House Price Index ("HPI")	(1.6)	(4.7)	(8.7)	(13.5)	(16.2)	(19.6)	(21.9)	(23.7)	(23.1)
Unemployment Rate	6.8	8.2	9.4	10.5	11.0	10.9	10.6	10.3	9.9
10 Year Treasury	1.4	1.0	1.2	1.3	1.4	1.6	1.8	2.0	2.2
Fed Funds Rate	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.3
3 month LIBOR	0.5	0.9	0.8	0.7	0.7	0.5	0.4	0.4	0.3

Dodd-Frank Act Stress Test Assumptions

Under the Federal Reserve Board’s regulations implementing the stress testing requirements established by the Dodd-Frank Act, bank holding companies such as Regions must assume a standard set of capital actions over the forecast horizon. The use of a standard set of capital actions is intended to assist the public in comparing stress test results disclosed by the various institutions subject to the stress test requirements. In particular, the Dodd-Frank capital action assumptions for Regions are:

1)	actual capital distributions completed in the second quarter of 2015, including:

a.	payment of a $0.06 per share common stock dividend

b.	repurchase of approximately $175 million of common stock

2)
quarterly common stock dividends of approximately $0.0525 per share for each of the third quarter of 2015 through the second quarter of 2017, which is the quarterly average dollar amount of common stock dividends that Regions paid over the four quarters between the third quarter of 2014 through the second quarter of 2015,

3)
continuation of payments on any other instrument that is eligible for inclusion in the numerator of a regulatory capital ratio equal to the stated dividend, interest or principal due on such instrument during the quarter (this includes subordinated debt and preferred stock),

4)	no redemption or repurchase of any capital instrument that is eligible for inclusion in the numerator of a regulatory capital ratio, and

5)	no issuances of capital securities.

These assumed capital actions may not represent the actual capital actions taken should severely adverse conditions develop. Additionally, these assumed capital actions and the summary stress test results disclosed do not assume the specific capital actions that were not objected to by the Federal Reserve Board as part of the 2015 CCAR.

Summary of Results for Regions Financial Corporation

The results shown below reflect the assumptions described previously as well as the methodologies discussed later in this document for the Company’s severely adverse scenario.

Projected Stressed Capital Ratios through Q2 2017 in Regions' Severely Adverse Scenario
	Actual	Stressed Capital Ratios(1)
	Q1 2015	Ending	Minimum
Tier 1 Common Ratio (%)(2)	n/a	9.0%	9.0%
Common Equity Tier 1 Capital Ratio (%)(3)	11.4%	9.5%	9.5%
Tier 1 Risk-Based Capital Ratio (%)(3)	12.2%	10.1%	10.1%
Total Risk-Based Capital Ratio (%)(3)	14.6%	12.4%	12.4%
Tier 1 Leverage Ratio (%)(3)	10.6%	8.8%	8.8%
_________

(1)
The capital ratios are calculated using capital action assumptions provided within the Dodd-Frank Act stress testing rule. These projections represent hypothetical estimates that involve an economic outcome that is more adverse than expected. These are estimates and are not indicative of expected losses, revenues, net income before taxes, or capital ratios. The minimum capital ratio presented is for the period Q2 2015 to Q2 2017.

(2)	Tier 1 common capital ratio is calculated under the Basel I requirements for all periods.

(3)	Capital ratios are calculated under the Basel III transitional requirements.
n/a Not applicable

Actual Q1 2015 and Projected Q2 2017 Risk-Weighted Assets in Regions' Severely Adverse Scenario
		Projected Q2 2017
	Actual Q1 2015	General Approach	Basel III Standardized Approach
Risk-Weighted Assets (Billions of Dollars)(1)	$100.6	$92.6	$95.4
________

(1)
For the first quarter in 2015, risk-weighted assets are calculated using the current Basel III standardized risk-based capital approach. For each quarter in the forecast period (through the second quarter of 2017), risk-weighted assets are calculated under both the current Basel III standardized capital risk-based approach as well as the general risk-based capital approach.

Projected Losses, Revenue, and Net Income Before Taxes through Q2 2017 in Regions' Severely Adverse Scenario
	Billions of Dollars	Percent of Average Assets(1)
Pre-provision Net Revenue(2)	$2.6	2.2%
Other Revenue	—	0.0%
Less
Provisions	4.6	3.9%
Realized Gains/Losses on Securities (AFS/HTM)	0.1	0.1%
Trading and Counterparty Losses	—	0.0%
Other Losses/Gains	—	0.0%
Equals
Net Income/(Loss) Before Taxes(3)	(2.2)	-1.8%
Memo item
AOCI Included in Capital (Billions of Dollars)(4)	—	0.0%
_________

(1)	Average assets is the nine-quarter average of total assets.

(2)	Pre-provision net revenue includes losses from operational-risk events, mortgage repurchase expenses, and other real estate owned (OREO) costs.

(3)	Net income before taxes may not appear to foot due to rounding.

(4)
As Regions is not an Advanced Approaches bank holding company and opted out of including Accumulated Other Comprehensive Income ("AOCI") in regulatory capital calculations, AOCI balances are not applicable for the purposes of this disclosure.

Projected Loan Losses by Type of Loan, Q2 2015 - Q2 2017 in Regions' Severely Adverse Scenario
	Billions of Dollars	Portfolio Loss Rates (%)(1)
Loan Losses(2)	$3.28	4.3%
First Lien Mortgages, Domestic	0.64	4.4%
Junior Liens and HELOCs, Domestic	0.57	7.3%
Commercial and Industrial(3)	0.82	3.7%
Commercial Real Estate, Domestic	0.62	4.6%
Credit Cards	0.16	17.2%
Other Consumer(4)	0.28	6.1%
Other Loans	0.18	1.5%
_________

(1)	Average loan balances used to calculate portfolio loss rates exclude loans held for sale and loans held for investment under the fair-value option, and are calculated over nine quarters.

(2)	Total loan losses may not agree to the sum of the individual categories due to rounding.

(3)	Commercial and Industrial loans includes small- and medium-enterprise loans and corporate cards.

(4)	Other consumer loans include automobile loans.

Explanation of Significant Changes in Regulatory Capital Ratios and Tier 1 Common Ratio

The severely adverse scenario results in meaningful projected declines in regulatory capital ratios at Regions. These declines are primarily driven by an expectation of credit costs exceeding pre-provision net revenue (“PPNR”) over the nine-quarter forecast horizon. As detailed in the summary of results tables, this leads to a pre-tax net loss of approximately $2.2 billion over the forecast. With respect to regulatory capital ratios, these losses are partially offset by the projected balance sheet deleveraging evident in ending risk-weighted asset balances. Additionally, the Federal Reserve Board’s prescribed Dodd-Frank capital action assumption that the Company would continue to pay an average common stock dividend of approximately $0.0525 per share during the relevant period has a material impact on the resulting stressed capital levels.

Description of the Types of Risks Included in the Stress Test

Regions considers all material identified risks in its stress testing activities.  These risks range from idiosyncratic risks, such as geographic footprint and industry concentrations in the credit portfolios, to broad economic, political, and regulatory and compliance risks, which Regions believes it could be impacted by in a severely adverse economic environment.  Specifically, Regions considers the following key risks in its stress testing activities: (1) credit risk, or the risk that arises from the potential that a borrower or counterparty will fail to perform on an obligation; (2) market risk, or the risk to Regions' condition resulting from adverse movements in market rates or prices, such as interest rates, foreign-exchange rates, or equity prices; (3) liquidity risk, or the potential that Regions will be unable to meet its obligations as they come due because of an inability to liquidate assets or obtain adequate funding (referred to as ‘‘funding liquidity risk’’), or the potential that Regions cannot easily unwind or offset specific exposures without significantly lowering market prices because of inadequate market depth or market disruptions (referred to as “market liquidity risk”); (4) operational risk, or the risk of loss resulting from inadequate or failed internal processes, people, and systems, or from external events; (5) legal risk, or the risk that arises from the potential that unenforceable contracts, lawsuits, or adverse judgments can disrupt or otherwise negatively affect the operations or condition of Regions; and (6) other risks, such as compliance, reputational and strategic risks.

Each of the risks identified above are applied to particular portfolios of assets where those risks are applicable.  Additionally, these risks are assessed across Regions’ three business segments (Corporate Bank, Consumer Bank, and Wealth Management), as well as general corporate functions such as Treasury.  Regions, to the best of its ability, fully captures the impacts of these risks as it relates to the defined scenarios and monitors these risks through additional stress testing activities to ensure the risks are fully understood under a wide range of potential scenarios.

Credit Risk

Credit risk represents the risk that parties indebted to Regions fail to perform as contractually obligated. Regions’ primary credit risk arises from the possibility that borrowers may not be able to repay loans, and to a lesser extent, the failure of securities issuers and counterparties to perform as contractually required.  In monitoring credit risk, Regions’ objective is to maintain a high-quality credit portfolio that provides for stable credit costs with acceptable volatility through an economic cycle.  In order to assess the risk characteristics of the loan portfolio, Regions considers the current U.S. economic environment and that of its primary banking markets, as well as risk factors within the major categories of loans.

Credit risk spans across the Company but is concentrated in the Corporate Bank and Consumer Bank segments.  Regions specifically measures credit risk for each portfolio of assets on the balance sheet, as well as risks that arise from off balance sheet unfunded commitments.  The underlying credit quality of these assets is stressed per the methodologies discussed in the next section.

Market Risk

Regions’ primary market risk is interest rate risk, which includes uncertainty around both the absolute and relative levels of interest rates. This can be driven by both the shape and the slope of the various yield curves that affect the financial products and services that the Company offers.  In addition, Regions, like most financial institutions, is subject to changing prepayment speeds on mortgage-related assets under different interest rate environments. Prepayment risk is a significant risk to earnings and specifically to net interest income. For example, mortgage loans and other financial assets may be prepaid by a debtor, so that the debtor may refinance its obligations at lower rates. As loans and other financial assets prepay in a declining interest rate environment, Regions must reinvest these funds in lower-yielding assets. Prepayments of assets carrying higher rates reduce Regions’ interest income and overall asset yields. Conversely, in a rising rate environment, these assets will prepay at a slower rate, resulting in opportunity cost by not having the cash flow to reinvest at higher rates.

Prepayment risk can also impact the value of securities and the carrying value of equity, which is the price risk component of market risk. Regions’ greatest exposures to prepayment risks primarily rest in its mortgage-backed securities portfolio, the mortgage fixed-rate loan portfolio and the mortgage servicing asset, all of which tend to be sensitive to interest rate movements.  Regions also has prepayment risk that would be reflected in non-interest income in the form of servicing income on loans sold.  Regions’ Capital Markets business includes derivatives, loan syndication and foreign exchange trading activities, which exposes the Company to market risk. Further, the Company is exposed to non-trading market risk from mortgage hedging activities which include secondary marketing of loans to government-sponsored entities and mortgage servicing rights valuation.

Liquidity Risk

Liquidity risk relates to Regions’ ability to fund present and future obligations. Liquidity is an important factor in the financial condition of Regions and affects Regions’ ability to meet the borrowing needs and deposit withdrawal requirements of its customers.  Regions considers liquidity risk in its stress testing activities through an evaluation of its funding sources and assumptions regarding how those liabilities may re-price during times of stress.  Liquidity risks are most pronounced within deposit portfolios in all three business segments and within Treasury funding portfolios.

Operational and Legal Risks

Operational risk relates to the risk of loss resulting from inadequate or failed internal processes, people, and systems, or from external events.  Legal risk represents the risk from improper actions, whether intentional or unintentional, in carrying out the Company’s fiduciary or contractual duties that may disrupt or negatively affect the operations or condition of Regions.  Operational and legal risk-related losses are modeled within each unit of measure using a methodology that leverages historical internal loss data where such data are deemed sufficient for modeling purposes. For units of measure for which historical loss data is deemed insufficient for modeling or for which statistically significant models are unavailable utilizing internal loss data, operational losses are based on a consideration of alternative loss estimation techniques including historical averages and scenario analysis. In these instances, loss estimates are independent of macroeconomic factors and stressed across scenarios based upon an established methodology.

Other Risks

Other risks to the Company include compliance risk, reputational risk and strategic risks.  Compliance risk represents the risk to current or anticipated earnings or capital arising from violations of laws, rules, or regulations, or from nonconformance with prescribed practices, internal policies and procedures, or ethical standards. This risk exposes Regions to potential fines, civil money penalties, payment of damages, and the voiding of contracts. Compliance risk can result in diminished reputation, reduced franchise or enterprise value, limited business opportunities, and lessened expansion potential.  Reputational risk relates to the potential that negative publicity regarding Regions’ business practices, whether true or not, will cause a decline in the customer base, costly litigation, or revenue reductions.  Strategic risk is the risk to current or anticipated earnings, capital, or franchise or enterprise value arising from adverse business decisions, poor implementation of business decisions, or lack of responsiveness to changes in the banking industry and operating environment. This risk is a function of Regions’ strategic goals, business strategies, resources, and quality of implementation. The resources needed to carry out business strategies are both tangible and intangible. They include communication channels, operating systems, delivery networks, and managerial capacities and capabilities. The Company considers the impact of these risks within its stress testing processes.

Description of Methodologies Employed by Regions

Regions’ primary design consideration for loss forecasting in adverse scenarios is to project credible losses that are appropriately sensitive to stressful macroeconomic conditions. Loss forecasting relies on a set of economic assumptions that, in the severely adverse scenario, are meant to produce significant loss estimates with a corresponding stress on our capital levels. There are numerous models used to support the loss forecasting process, with each subject to validation, oversight and governance. Historical performance informs future forecasts and is relied upon as the basis of the model outputs. Regions understands that historical performance is not always indicative of performance in future periods of stress and accounts for this uncertainty through a buffer for forecasting imprecision. Regions' models rely on a sound risk measurement and management infrastructure that supports the identification, measurement, assessment and control of all material risks arising from our exposures.

Regions establishes the Allowance for Loan and Lease Losses (“ALLL”) in compliance with U.S. generally accepted accounting principles (“GAAP”). The primary consideration in forecasting the ALLL is determined based on the modeled losses in an adverse scenario over the nine-quarter forecast period. Several ratios are employed to ensure that the modeled ALLL is appropriately established.

In the development of projections for PPNR (which consists of net interest income plus non-interest revenues less non-interest expenses), Regions uses an integrated process to derive and aggregate enterprise level results under each macroeconomic scenario. Regions employs two primary approaches to forecast key aspects of PPNR under stress scenarios. One approach is based upon the forecast developed under the base case, to which certain adjustments are applied to appropriately reflect the conditions of the adverse scenario. Under the second approach, projections for the adverse scenario are based upon specific models which are built to be sensitive to specific macroeconomic variables.

A key qualitative component in the application of the severely adverse scenario to Regions is ensuring we appropriately stress our key risks that affect PPNR. There are several assumptions that Regions makes in modeling PPNR. For example, determining the correct level for LIBOR throughout the nine-quarter period was an important factor in ensuring Regions was correctly reflecting specific balance sheet risks. Other key assumptions specific to Regions that impacted PPNR were the level of expenses and amount of loan growth.

The ability to translate macroeconomic factors and key risk measurements into pro formas relies upon the utilization of models which span across the business activities of Regions. As with loss forecasting, robust model development, documentation, validation and overall model governance practices are critical to the process. Other factors are also considered, such as expected growth levels of customer households, pricing levels for the products and services offered to our customers, usage and utilization assumptions and other revenue drivers. On the expense front, consideration is given to the direct costs of generating the revenue, such as investments in people and incentive expenses related to the revenue production; projections of depreciation and amortization based on previous and expected management decisions to invest in capital expenditures and in product development; as well as, general and administrative expenses.

The process for projecting the balance sheet is consistent with, and in certain instances directly linked to, the processes used to forecast certain PPNR line items. As with PPNR, macroeconomic-dependent models are utilized to develop key balance forecasts. In creating these forecasts, the Company makes several key assumptions in addition to those enumerated previously such as estimating the behavior of customers in certain circumstances, perhaps most importantly as it relates to assumed deposit behavior. Key assumptions such as these are discussed and challenged through the review process for reasonableness and effectiveness.

Once a consolidated balance sheet is created, risk-weighted assets are derived; including off-balance sheet exposures such as unfunded commitments. Regions’ risk-weighted asset projection process applies risk weights directly to scenario specific balance sheet forecasts. In many cases, the granularity of the balance sheet forecast allows for codified risk weights to be applied directly to the appropriate balance. Regions' loan balances account for approximately 64% of total assets and therefore are the primary driver of the change in the forecast of risk-weighted assets. Loans in the severely adverse scenario are projected to decline by 8.2% over the nine-quarter period. As a result of this deleveraging of the balance sheet in this scenario, risk-weighted assets declined by 5.2%.

The previously described methodologies translate identified risks into potential revenue and loss projections over the nine-quarter planning horizon. These projections are then aggregated into a net income or loss estimate over the planning horizon. These estimates then feed Regions’ regulatory capital estimation process, which, when coupled with the forecasted risk-weighted assets, produces key regulatory capital ratio forecasts for Regions. The calculations are based on codified guidance by Regions’ regulators when applicable. In addition to estimating capital accretion or depletion from net income or loss over the nine-quarter planning horizon, Regions also estimates impacts to regulatory capital based on planned capital actions or prescribed actions (as is the case with the DFAST scenarios). The resulting regulatory capital ratios are then compared against management’s targeted levels which become a key input into Regions’ capital adequacy assessment.

Mid-Year Dodd Frank Stress Test - Regions Bank

The following results reflect pro forma capital ratios for Regions Bank under the Company’s severely adverse scenario. These capital levels are derived using a process identical to that described in this document for Regions Financial Corporation. As with Regions Financial Corporation, Regions Bank’s capital ratios decline over the nine-quarter planning horizon in this theoretical severely adverse scenario as credit costs exceed PPNR generation. In its scenario planning, Regions Financial Corporation assumes capital actions at Regions Bank during the planning horizon are in alignment with its internal capital adequacy assessment process. These actions, which may include dividends from or infusions into Regions Bank as well as redemptions or repurchases of capital securities, are based on the forecasted capital levels relative to management’s targets and limits, among other factors.

Projected Stressed Capital Ratios through Q2 2017 in Regions' Severely Adverse Scenario
	Actual	Stressed Capital Ratios(1)
	Q1 2015	Ending	Minimum
Tier 1 Common Ratio (%)(2)	n/a	11.1%	11.1%
Common Equity Tier 1 Capital Ratio (%)(3)	12.1%	11.1%	11.1%
Tier 1 Risk-Based Capital Ratio (%)(3)	12.1%	11.1%	11.1%
Total Risk-Based Capital Ratio (%)(3)	14.2%	13.0%	13.0%
Tier 1 Leverage Ratio (%)(3)	10.6%	9.5%	9.5%
_________

(1)
These projections represent hypothetical estimates that involve an economic outcome that is more adverse than expected. These are estimates and are not indicative of expected losses, revenues, net income before taxes, or capital ratios. The minimum capital ratio presented is for the period Q2 2015 to Q2 2017.

(2)	Tier 1 common capital ratio is calculated under the Basel I requirements for all periods.

(3)	Capital ratios are calculated under the Basel III transitional requirements.
n/a Not applicable

Actual Q1 2015 and Projected Q2 2017 Risk-Weighted Assets in Regions' Severely Adverse Scenario
		Projected Q2 2017
	Actual Q1 2015	Current General Approach	Basel III Standardized Approach
Risk-Weighted Assets (Billions of Dollars)(1)	$100.3	$92.2	$95.0
_________

(1)
For the first quarter in 2015, risk-weighted assets are calculated using the current Basel III standardized risk-based capital approach. For each quarter in the forecast period (through the second quarter of 2017), risk-weighted assets are calculated under both the current Basel III standardized capital risk-based approach as well as the general risk-based capital approach.

Projected Losses, Revenue, and Net Income Before Taxes through Q2 2017 in Regions' Severely Adverse Scenario
	Billions of Dollars	Percent of Average Assets(1)
Pre-provision Net Revenue(2)	$3.0	2.6%
Other Revenue	—	0.0%
Less
Provisions	4.6	4.0%
Realized Gains/Losses on Securities (AFS/HTM)	0.1	0.1%
Trading and Counterparty Losses	—	0.0%
Other Losses/Gains	—	0.0%
Equals
Net Income/(Loss) Before Taxes(3)	(1.8)	-1.5%
Memo item
AOCI Included in Capital (Billions of Dollars)(4)	—	0.0%
_________

(1)	Average assets is the nine-quarter average of total assets.

(2)	Pre-provision net revenue includes losses from operational risk events, mortgage repurchase expenses, and other real estate owned (OREO) costs.

(3)	Net income before taxes may not appear to foot due to rounding.

(4)
As Regions Bank is not an advanced approaches BHC and opted out of including Accumulated Other Comprehensive Income ("AOCI") in regulatory capital calculations, AOCI balances are not applicable for the purposes of this disclosure.

Projected Loan Losses by Type of Loan, Q2 2015 - Q2 2017 in Regions' Severely Adverse Scenario
	Billions of Dollars	Portfolio Loss Rates (%)(1)
Loan Losses(2)	$3.28	4.3%
First Lien Mortgages, Domestic	0.64	4.4%
Junior Liens and HELOCs, Domestic	0.57	7.3%
Commercial and Industrial(3)	0.82	3.7%
Commercial Real Estate, Domestic	0.62	4.6%
Credit Cards	0.16	17.2%
Other Consumer(4)	0.28	6.1%
Other Loans	0.18	1.5%
_________

(1)	Average loan balances used to calculate portfolio loss rates exclude loans held for sale and loans held for investment under the fair-value option, and are calculated over nine quarters.

(2)	Total loan losses may not agree to the sum of the individual categories due to rounding.

(3)	Commercial and Industrial loans includes small- and medium-enterprise loans and corporate cards.

(4)	Other consumer loans include automobile loans.